UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 30, 2014
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a meeting on October 30, 2014, our Board of Directors adopted an amendment to our Bylaws that, among other things, clarifies (i) that the Chief Operating Officer is a designated officer, (ii) the processes and procedures for special meetings called by the shareholder and conforms such processes and procedures to Tennessee law, (iii) that a quorum requires the majority of the outstanding shares and conforms such requirement to Tennessee law and (iv) that the chairman has the right to adjourn a meeting when a quorum is present. A copy of the Amended and Restated Bylaws as amended at the October 30, 2014 meeting of the Board of Directors is included as Exhibit 3.1 to this report.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws as amended at the October 30, 2014 meeting of the Board of Directors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2014	Miller Energy Resources, Inc.
By: /s/ Kurt C. Yost
Kurt C. Yost
SVP and General Counsel